EXHIBIT 32.1

       Certifying Statement of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act.


In connection with the Annual Report of Photovoltaic Solar Cells, Inc. (the "Company") on Form 10-K for the year ended February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lawrence F. Curtin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


(1) The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to Photovoltaic Solar Cells, Inc. and will be retained by Photovoltaic Solar Cells, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


May 2, 2008                   /s/ Lawrence F. Curtin
                              ---------------------------
                              Lawrence F. Curtin
                              Chief Executive Officer
                              Principal Executive Officer